                                                           EXHIBIT 1.A.(5)(a)(2)


                                MONARCH LIFE INSURANCE COMPANY

                                A stock located in Springfield, Massachusetts Variable Life
                                Insurance Service Office:  111 Broadway, New York, New York
                                10006
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                                Single Premium Variable Life Insurance Company

                                This policy is a legal contract between its owner and us.
                                Please read it carefully.  In this policy, the word you
                                refers to the insured shown in the Policy Schedule.  We refers to Monarch Life Insurance Company.

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DEATH BENEFIT PROVIDED
BY THIS POLICY                  We will pay the death benefit proceeds to the beneficiary
                                when we receive proof of your death.

                                This policy has a Guaranteed Insurance Amount.  It is the
                                policy's face amount in the first policy year.  It increases by 3% a year thereafter.

                                During the first policy year, the death benefit equals the Guaranteed
                                Insurance Amount.  Afterwards, the death benefit may increase or decrease on each policy anniversary, depending on the investment return for this policy.  Regardless of investment return, the death benefit can never be less than the Guaranteed Insurance Amount.

                                For details on death proceeds see Proceeds Payable to The Beneficiary.
--------------------------------------------------------------------------------------------------------------

LIFETIME BENEFITS
PROVIDED BY THIS POLICY         During your lifetime, we provide cash value benefits and other important rights as described in this policy.  See Policy Benefits for The Owner for information on cash values.

                                The cash value may increase or decrease on any day, depending on the investment return for this policy.

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INVESTMENT RESULTS FOR
 THIS POLICY                    The owner can allocate this policy's investment base among investment divisions.  Each division invests in shares of a single mutual fund.

                                Cash values and death benefits increase and decrease depending on:
                                -       the investment experience of the division; and

                                -       the allocation of the policy's investment base among the divisions.

                                This is explained in How Variable Life Insurance Works.

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RIGHT TO EXAMINE THIS
 POLICY                         This policy may be returned on or before the end of the free look period.

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RIGHT TO EXAMINE THIS
 POLICY                         That period ends on the latest of:
(Continued)                     -       10 days after the owner receives the policy; or
                                -       45 days after the owner completes part I of the application.

                                Mail or deliver the policy to us or to the agent who sold it.  The returned policy will be treated as if we never issued it.  We'll Promptly refund any premium paid.


                                        /S/ F.R. KIMBALL                  /s/ B.T. JONES
                                        -------------------               --------------------
                                            F.R. Kimball                      B.T. Jones
                                            Secretary                         President

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SINGLE PREMIUM VARIABLE
LIFE INSURANCE POLICY -
NO POLICY DIVIDENDS             Variable life insurance is payable upon the death of the insured.
                                Death benefit is subject to a guaranteed minimum.  Guaranteed minimum, equal to policy's face amount during the first policy year, increases by
                                3% a year thereafter.  Single Premium.  Investment return is reflected in policy benefits.

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

                                       POLICY CONTENTS
--------------------------------------------------------------------------------

SECTIONS IN THIS POLICY                    Introduction to This Policy
                                           How Variable Life Insurance Works
                                           Policy Benefits for The Owner
                                           Proceeds Payable to The Beneficiary
                                           Choosing An Income Plan
                                           Other Important Terms

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WHERE TO FIND IT                            3 age                                    4 investment base
                                            5 allocation of investment               4 investment divisions base
                                           12 annual report                          6 investment return
                                            8 assignment                             3 issue age
                                           12 authority to make                      7 loans
                                              agreements
                                            3 beneficiary                            5,7 loans, effect on
                                                                                         calculations
                                            7 cancelling this policy                 1,4 mutual funds
                                            7 cash value                             7 net cash value
                                            3 change of owner or                     7 net single premium
                                              beneficiary
                                           12 contesting this policy                 3 notice to us
                                            3 contingent owner                       3 owner
                                            3 contract                               3 policy anniversaries
                                            3 date of issue                          3 policy date
                                            8 death benefit proceeds                 7 policy debt
                                            3 endorsements                           9 proof of death
                                            9 equivalent paid-up amount              6 rates of return,
                                                                                       actual and assumed
                                           12 error in age or sex                    3 riders
                                            8 exchange for fixed policy              12 suicide
                                            1 free look period                       7 tabular cash value
                                            1 Guaranteed Insurance Amount            4 valuation period
                                            9 income plans                           4 Variable Account A
                                            5 index of investment                    6 Variable Insurance
                                              experience                               Amount

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POLICY SCHEDULE                            The Policy Schedule comes right after this page.  It gives specific facts about this policy and its coverage.  Please refer to it while reading this policy.

                               POLICY SCHEDULE A


                                FACE AMOUNT        $100,000

                                ISSUE AGE & SEX                     35 MALE
                                PREMIUM CLASS                       STANDARD

                          BENEFITS AND PREMIUMS TABLE

BENEFIT                                            AMOUNT           SINGLE PREMIUM
SINGLE PREMIUM
VARIABLE LIFE INSURANCE                            $100,00            $64,193.28


THE SINGLE PREMIUM IS $64, 193.28 AND IS DUE ON OR BEFORE DELIVERY OF THE
POLICY.


- - - - - - - - - - - - - - - - -GUARANTEED INSURANCE AMOUNT- - - - - - - - - -

                           GUARANTEED                                GUARANTEED                                 GUARANTEED
        POLICY             INSURANCE              POLICY              INSURANCE              POLICY          INSURANCE AMOUNT
         YEAR                AMOUNT                YEAR                AMOUNT                 YEAR

          1                 $100,000                 9                $126,678                 17                $160,472

          2                  103,000                10                 130,478                 18                 165,286

          3                  106,090                11                 134,392                 19                 170,245

          4                  109,273                12                 138,424                 20                 175,352

          5                  112,551                13                 142,577               AGE 60               203,281

          6                  115,928                14                 146,854               AGE 62               215,660

          7                  119,406                15                 151,260               AGE 65               235,658

          8                  122,988                16                 155,798               AGE 70               273,192

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
    PLAN                  SINGLE PREMIUM VARIABLE LIFE INSURANCE             *
ON THE LIFE OF            RICHARD ROE, THE INSURED                           *     POLICY
DATE OF ISSUE             OCTOBER 1, 1981                                    *   SCHEDULE
POLICY DATE               OCTOBER 1,1981                                     *       A
POLICY NUMBER             SPECIMEN                                           *





SPECIMEN                                                    POLICY SCHEDULE A

                               POLICY SCHEDULE B


                                 FACE AMOUNT    $100,000

                     ISSUE AGE & SEX             35 MALE
                       PREMIUM CLASS             STANDARD

      - - - - - - - - - - - - -TABULAR CASH VALUES- - - - - - - - - - -

THE TABULAR CASH VALUES SHOWN BELOW ARE NOT MINIMUM VALUES, BUT REPRESENT THE VALUES THAT WOULD BE PAYABLE IF THE ACTUAL RATE OF RETURN WERE .045 IN EACH POLICY YEAR. THE CASH VALUE MAY BE MORE OR LESS THAN AMOUNTS SHOWN. SEE 'POLICY BENEFITS FOR THE OWNER' FOR DESCRIPTION OF CASH VALUES.

        END OF              TABULAR               END OF               TABULAR               END OF              TABULAR
        POLICY                CASH                POLICY                CASH                 POLICY                CASH
         YEAR                VALUES                YEAR                VALUES                 YEAR                VALUES

          1                 $ 61,531                 9                $  86,148                17               $ 119,754

          2                   64,191                10                   89,810                18                 124,702

          3                   66,963                11                   93,617                19                 129,833

          4                   69,851                12                   97,574                20                 135,150

          5                   72,857                13                  101,685              AGE 60               164,717

          6                   75,985                14                  105,953              AGE 62               178,021

          7                   79,240                15                  110,385              AGE 65               199,680

          8                   82,626                16                  114,984              AGE 70               240,568


WE WILL DETERMINE THE TABULAR CASH VALUE ON DATES NOT SHOWN IN A CONSISTENT MANNER WITH ALLOWANCE FOR TIME ELAPSED. VALUES NOT SHOWN WILL BE FURNISHED ON REQUEST.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE NET PREMIUM OF $58,978.79 IS USED IN THE INVESTMENT BASE CALCULATION (SEE 'HOW VARIABLE LIFE INSURANCE WORKS' SECTION) AND IS NOT FOR PREMIUM PAYMENT PURPOSES.




SPECIMEN                                             POLICY SCHEDULE B

                               POLICY SCHEDULE C


- - - - - - - - - - - TABLE OF NET SINGLE PREMIUMS (MALE)- - - - - - - - - - - -

     FOR $1.00 OF VARIABLE INSURANCE AMOUNT OF PAID-UP WHOLE LIFE INSURANCE


       AGE OF                             AGE OF                            AGE OF                          AGE OF
      INSURED             NET            INSURED             NET            INSURED           NET           INSURED           NET
      (NEAREST          SINGLE           (NEAREST           SINGLE         (NEAREST         SINGLE         (NEAREST          SINGLE
     BIRTHDAY)          PREMIUM         BIRTHDAY)          PREMIUM         BIRTHDAY)        PREMIUM        BIRTHDAY)        PREMIUM
     ---------          -------         ---------          -------         ---------        -------        ---------        -------

         0              .07999              25              .16522            50            .39427            75             .72817
         1              .07689              26              .17102            51            .40689            76             .74025
         2              .07869              27              .17706            52            .41971            77             .75216
         3              .08080              28              .18335            53            .43273            78             .76386
         4              .08307              29              .18992            54            .44593            79             .77524

         5              .08550              30              .19674            55            .45929            80             .78623
         6              .08808              31              .20385            56            .47282            81             .79681
         7              .09083              32              .21125            57            .48648            82             .80696
         8              .09375              33              .21895            58            .50026            83             .81672
         9              .09683              34              .22696            59            .51413            84             .82612

         10             .10007              35              .23528            60            .52808            85             .83523
         11             .10347              36              .24392            61            .54207            86             .84409
         12             .10700              37              .25286            62            .55610            87             .85277
         13             .11066              38              .26211            63            .57013            88             .86134
         14             .11444              39              .27165            64            .58414            89             .86987

         15             .11834              40              .28146            65            .59811            90             .87845
         16             .12235              41              .29155            66            .61199            91             .88713
         17             .12647              42              .30190            67            .62575            92             .89601
         18             .13072              43              .31253            68            .63934            93             .90517
         19             .13510              44              .32342            69            .65271            94             .91477

         20             .13965              45              .33460            70            .66582            95             .92519
         21             .14436              46              .34603            71            .67867            96             .93673
         22             .14926              47              .35773            72            .69128            97             .94995
         23             .15436              48              .36968            73            .70371            98             .96446
         24             .15968              49              .38186            74            .71599            99             .97788

                                                                                                              100           1.00000


VALUES SHOWN ARE FOR POLICY ANNIVERSARIES. THE NET SINGLE PREMIUM ON A DATE DURING A POLICY YEAR IS DETERMINED BY INTERPOLATION BETWEEN THE VALUES FOR THE IMMEDIATELY PRECEDING AND IMMEDIATELY FOLLOWING ANNIVERSARIES.





MALE                                                       POLICY SCHEDULE C

                               POLICY SCHEDULE D


 - - - - - - - - - - - - - - -DESCRIPTION OF INVESTMENT DIVISIONS - - - - - - -

         EACH INVESTMENT DIVISION INVESTS IN SHARES OF A DESIGNATED MUTUAL FUND PORTFOLIO. EACH PORTFOLIO IS A PART OF THE MERRILL LYNCH SERIES FUND, MANAGED BY MERRILL LYNCH ASSET MANAGEMENT, INC., WHICH IS A SUBSIDIARY OF MERRILL LYNCH & CO., INC.


DIVISION 1       MONEY RESERVE PORTFOLIO

OBJECTIVE:       Preservation of capital, liquidity and a high level of current income consistent with those objectives.

INVESTMENTS:     Money market instruments including:  short term U.S. government securities, government agency securities, bank money instruments, prime commercial paper and high grade short term corporate obligations.

TERM:            Substantially all issues maturing in less than 1 year.


DIVISION 2       INTERMEDIATE GOVERNMENT BOND PORTFOLIO

OBJECTIVE:       Above average income while protecting principal.

INVESTMENTS:     Debt securities of U.S. government or its agencies.

TERM:            Generally securities maturing in an average of 6 to 8 years, with a maximum maturity not to exceed 15 years.


DIVISION 3       LONG TERM CORPORATE BOND PORTFOLIO

OBJECTIVE:       High current income.

INVESTMENTS:     Primarily fixed income corporate securities including high and low rated investment grade bonds.

TERM:            Generally corporate bonds maturing in more than 15 years.


DIVISION 4       CAPITAL STOCK PORTFOLIO

OBJECTIVE:       Long term growth of capital and income, plus reasonable current income.

INVESTMENTS:     Common stocks of good or improving quality thought to be undervalued.
                 Cash reserves including government and money market securities will be used as management considers appropriate.


DIVISION 5       GROWTH STOCK PORTFOLIO

OBJECTIVE:       Above average long term growth.  Current income not a major consideration.

INVESTMENTS:     Primarily in common stocks of aggressive growth companies that are considered to have special growth potential.

                 NOTE:    INVESTMENT RETURN WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF
                          SECURITIES; IN PARTICULAR, 3, 4, AND 5.  PLEASE REFER TO THE
                          PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE SERIES FUNDS AND
                          THE DESIGNATED PORTFOLIOS.

SPECIMEN                                                     POLICY SCHEDULE D

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                                                    INTRODUCTION TO THIS POLICY

                                                    This policy insures your life.  You are also the owner of this policy unless another owner has been named in the application.  If someone else is named as owner, that person has the rights and options described in this policy.
--------------------------------------------------------------------------------------------------------------------------------
 THIS POLICY IS A CONTRACT                          This policy is a contract between its owner and us.  We provide insurance coverage and other benefits as stated in this policy.  We do this in return for a completed application and payment of a single premium.

                                                    Whenever we use the word policy, we mean the entire contract.  The entire contract consists of:
                                                    -   the basic policy;
                                                    -   the application, a copy of which is attached; and
                                                    -   any attached riders or endorsements
                                                    Riders and endorsements add provisions or change the terms of the basic policy.

--------------------------------------------------------------------------------------------------------------------------------
 DATES AND AGES                                     The following dates and cases are shown in the Policy Schedule.
 REFERRED TO IN THIS
 POLICY                                             Date of Issue.
                                                    Coverage starts on this date or when the single premium is paid, whichever is later.

                                                    Policy Date.
                                                    This date is used to determine policy months, years and anniversaries.
                                                    The policy date may or may not be the same as the date of issue.

                                                    Issue Age.
                                                    This is the age we use to determine the single premium for this policy.
                                                    It is your age on your birthday nearest the policy date.  Any other reference to age in the Policy Schedule means the policy anniversary nearest your birthday for that age.
--------------------------------------------------------------------------------------------------------------------------------
 RIGHT TO NAME A                                    If you are not the owner, the owner may name a contingent owner.  The
 CONTINGENT OWNER                                   owner may want to do this in case he or she dies before you.  Ownership of this policy would then pass to the contingent owner.  If there's no contingent owner, ownership would pass to the owner's estate.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 THE BENEFICIARY                                    The beneficiary is the person to whom we pay the proceeds upon your death.
                                                    We pay the proceeds to the primary beneficiary.  If the primary beneficiary has died, the proceeds are paid to any contingent beneficiary.
                                                    If there is no surviving beneficiary, we pay the proceeds to your estate.

                                                    Two or more persons may be named as primary beneficiaries or contingent beneficiaries.  In that case we will assume the proceeds are to be paid in equal shares to the surviving beneficiaries.  The owner can specify other than equal shares.

--------------------------------------------------------------------------------------------------------------------------------
 THE BENEFICIARY                                    The owner can reserve the right to change beneficiaries.  If the owner
 (Continued)                                        doesn't reserve this right, the owner and primary beneficiary must act together to exercise the rights and options under this policy.

--------------------------------------------------------------------------------------------------------------------------------
 CHANGE OF OWNER OR                                 During your lifetime the owner can transfer ownership of this policy or
 BENEFICIARY                                        change the beneficiary.  To do this, the owner must send us written notice of change in a form satisfactory to us.  The change will take effect as of the day the notice is signed.  But the change will not affect any payment made or action taken by us before receipt of the change at our service office.

--------------------------------------------------------------------------------------------------------------------------------
 SENDING NOTICE TO US                               Any written notice or requests should be send to our service office.  The address is shown on the front of this policy.  Please include your name and policy number.

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    HOW VARIABLE LIFE INSURANCE WORKS
--------------------------------------------------------------------------------------------------------------------------------

 THE VARIABLE LIFE                                  The variable life insurance benefits under this policy are provided
 INSURANCE ACCOUNT                                  through investments we make in Variable Account A.  This account is kept separate from our general investment account.  It is used only to support variable life insurance policies.

                                                    We own the assets in Variable Account A.  Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct.  But we may transfer to our general account assets which exceed the reserves and other liabilities of
                                                    Variable Account A.

                                                    Variable Account A will buy shares of mutual funds which we determine to be suitable for this policy's purposes.  The account is treated as a unit investment trust under federal securities laws.  It is registered with the
                                                    Securities and Exchange Commission (SEC) according to the Investment
                                                    Company Act of 1940.  It is also governed by the laws of the Commonwealth of Massachusetts.

                                                    Income, and realized and unrealized gains or losses from assets in
                                                    Variable Account A are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

                                                    Variable Account A will be valued at the end of each valuation period.  A valuation period is each business day together with any non-business days before it.  A business day is any day the New York Stock Exchange (NYSE)
                                                    is open for trading.

--------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT DIVISIONS                               Variable Account A has several investment divisions.  Each division invests in shares of a single mutual fund.  We hold the fund shares in the divisions but do not manage the mutual funds.  They are managed by a separate investment advisor registered under the Investment Advisors Act of 1940.

                                                    The investment divisions and the mutual funds they invest in are shown in
                                                    Policy Schedule D.
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

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 CHANGES WITHIN A                                   The owner may exchange this policy for a fixed life insurance policy if a
 MUTUAL FUND                                        mutual fund:
                                                    -   changes its investment advisor; or
                                                    -   has a material change in its investment objectives or restrictions.

                                                    We will notify the owner if there is any such change.  The owner will be able to exchange this policy within 60 days after our notice or the effective date of the change, whichever is later.  No evidence of insurability is required on exchange.

                                                    If, in our judgment, a fund no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, we can substitute shares of another fund.  But we would get prior approved from the SEC and the Massachusetts Insurance Department.  We would also get any other required approvals.
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL INVESTMENT BASE                              The total investment base is the amount that this policy provides for investment at any time.  It is the sum of the investment base in each of the investment divisions.  The owner selects the divisions in which to place the total investment base.  The total investment base can be allocated among divisions shown in Policy Schedule D.
--------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT BASE IN EACH                            On The Policy Date.
 INVESTMENT DIVISION                                On the policy date, the net premium is allocated to Division 1.  The value of the net premium is shown in Policy Schedule B.

                                                    On Policy Anniversaries.
                                                    On each policy anniversary, the investment base in each division is calculated as follows:
                                                    (1) We determine the policy's net cash value on the anniversary.  See
                                                        Policy Benefits for The Owner.
                                                    (2) We allocate the net cash value to each division in proportion to the investment base in that division immediately before the anniversary.

                                                    During A Policy Year.
                                                    On a date during a policy  year, the investment base in each division is determined as follows:
                                                    (1) We take the investment base in that division on the preceding anniversary.
                                                    (2) We multiply (1) by the division's actual rate of return for the period from the preceding policy anniversary to the calculation date.
                                                    (3) We add (1) and (2).

--------------------------------------------------------------------------------------------------------------------------------
 POLICY LOANS WILL CHANGE                           A policy loan reduces the total investment base and the investment base in
 OUR CALCULATIONS                                   each investment division.  On the other hand, repayment of a policy loan will cause an increase.  We will take this into consideration in our calculations.  See Policy Benefits for The Owner for details on policy loans.

--------------------------------------------------------------------------------------------------------------------------------
 OWNER'S RIGHT TO CHANGE                            The owner can change the allocation of the total investment base among the
 ALLOCATION OF INVESTMENT                           investment divisions twice each policy year.  To do so, the owner should
 BASE                                               send us written notice at our service office.  The change will take effect when we receive the notice but in no event before the end of the free look period.  Our calculations will reflect the change.

--------------------------------------------------------------------------------------------------------------------------------
 MEASUREMENT OF                                     The investment experience of an investment division is determined at the
 INVESTMENT EXPERIENCE                              end of each valuation period.

                                                    Index of Investment Experience.
                                                    We use an index to measure changes in each investment division's experience during a valuation period.  We set the index at $10 when the first mutual fund shares in that division were brought.  The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current period.

                                                    How We Determine The Experience Factor.
                                                    The experience factor for a valuation period is calculated as follows:
                                                    (1) We take the net asset value per mutual fund share at the end of the current valuation period.
                                                    (2) We add to (1) the per share amount of any dividend or capital gain distribution declared by the mutual fund during the current valuation period.  We subtract from that amount a per share charge for our taxes.
                                                    (3) We divide (2) by the net asset value per fund share at the end of the preceding valuation period.
                                                    (4) We subtract a charge not to exceed .00001367 for each day in the valuation period.  This charge is to cover expense and mortality risks that we are assuming.

--------------------------------------------------------------------------------------------------------------------------------
 RATES OF RETURN FOR                                Assumed Rate of Return
 THIS POLICY                                        The assumed rate of return on a policy is 4.5% (.045) for a policy year.
                                                    To find the assumed rate of return for a period less than a full policy year, we use an equivalent daily rate of .01206% and compound it for each day in the period.

                                                    Actual Rate of Return.
                                                    Here's how we find this policy's actual rate of return for a policy year:

                                                    (1) We find an investment division's actual rate of return for a policy year.  This equals the change in the division's index from the first day of the policy year to the first day of the next policy year.  We divide this by the index for the first day of the policy year.
                                                        For example:  Assume a policy year starts on May 1, 1985.  If the index in one division on that date is 20.00 and that division's index on May 1, 1986 increases to 21.60, the actual rate of return is 1.60 divided by 20.00.  The result is .08.
                                                    (2) We multiply the actual rate of return for each division by the investment base in that division on the first day of the policy year.
                                                    (3) We add together the results for all divisions.
                                                    (4) We divide the sum by the total investment base on the first day of the policy year.

                                                    We follow a consistent method for periods less than a year.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT RETURN FOR                              The determination of the investment return for this policy starts on the
 THIS POLICY                                        first day of each policy year and ends on the first day of the next policy year.  The investment return for a policy year is the difference between the policy's actual rate of return for the policy year and .045, multiplied by the total investment base on the first day of the policy year.

                                                    We follow a consistent method for periods less than a year.

                                                    There's a positive investment return for a policy year if the policy's actual rate of return is greater than .045.  There's a negative investment return if the actual rate of return is less than .045.

                                                    If the actual rate of return is .045 in each policy year:
                                                    -   the death benefit will equal the Guaranteed Insurance Amount shown in the Policy Schedule; and
                                                    -   the cash value at the end of each policy year will equal the tabular cash value shown in Policy Schedule B.

--------------------------------------------------------------------------------------------------------------------------------
 THE VARIABLE INSURANCE                             The Variable Insurance Amount this policy provides is zero during the
 AMOUNT                                             first policy year.  After that, the amount may be positive or negative.

                                                    On each policy anniversary, we find the Variable Insurance Amount for the policy year beginning on that anniversary by taking into account:
                                                    -   the Variable Insurance Amount for the preceding policy year; and
                                                    -   the investment return for the preceding policy year.

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 THE VARIABLE INSURANCE                             The Variable Insurance Amount changes only on a policy anniversary.
 AMOUNT
 (Continued)                                        The change in the Variable Insurance Amount on a policy anniversary equals the amount of paid-up insurance (positive or negative) purchased by the investment return for the preceding policy year.  To calculate the change in the Variable Insurance Amount, we use the net single premium shown in
                                                    Policy Schedule C based on your age at the anniversary.

                                                    The Variable Insurance Amount, if positive, is reflected in the death benefit proceeds described in Proceeds Payable to The Beneficiary.

--------------------------------------------------------------------------------------------------------------------------------
                                                    POLICY BENEFITS FOR THE OWNER

                                                    There are important rights and benefits that are available to the owner of this policy during your lifetime.  We discuss some of these rights and benefits in this section.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 CASH VALUE BENEFITS                                Net Cash Value.
                                                    The net cash value is the cash value minus any policy debt.
                                                    We figure the cash value as follows:
                                                    -   The cash value on a date equals the tabular cash value on the date plus (or minus) the net single premium on that date for the Variable
                                                        Insurance Amount.
                                                    -   To this we add (or subtract) the investment return for the period from the first day of the policy year to that date.

                                                    We discuss the investment return for the policy in How Variable Life
                                                    Insurance Works.

                                                    By tabular cash value, we mean the values shown in Policy Schedule B.  By net single premium, we mean the values shown in Policy Schedule C.

                                                    Cancelling to Receive The Net Cash Value.
                                                    The owner can cancel this policy at any time and receive its net cash value.  To cancel this policy, the owner must return it to the service office with a signed request for cancellation.  The cancellation will take effect on the date the policy and request are sent to us.

                                                    The net cash value will vary daily.  We will determine the net cash value as of the date we receive the policy and the signed request in our service office.  We'll usually pay the net cash value within 7 days.  But we may delay payment when we are not able to determine the amount because:
                                                    -   the NYSE is closed for trading; or
                                                    -   the SEC determines that a state of emergency exists.
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

--------------------------------------------------------------------------------------------------------------------------------
 POLICY LOAN                                        The owner may borrow money from us.  This policy will be the only security we require for the loan.  A loan may be taken any time this policy is in effect.  The owner may repay all or part of the loan at any time while you are living.

                                                    Loan Value.
                                                    The loan value is:
                                                    -   75% of the cash value during the first 3 policy years; or
                                                    -   90% of the cash value after the first 3 policy years.

                                                    The amount of the loan may not exceed the loan value.  Any existing policy debt will be deducted from a new loan.  The smallest loan we will make is
                                                    $1,000, unless the loan is being used to pay premiums on another Variable
                                                    Life Insurance Policy offered by us.  The smallest repayment we will accept is $1,000.

                                                    Interest.
                                                    The interest rate on loans is 5 1/4% a year.  Interest accrues (builds up)
                                                    each day.  Interest payments are due at the end of each policy year.  If interest isn't paid when due, it will be added to the amount of the loan.
                                                    The sum of all outstanding loans plus accrued interest is called the policy debt.

                                                    If the policy debt exceeds the cash value, we will terminate this policy.
                                                    We will not do this, however, until 31 days after we mail notice of our intent to terminate.  We'll notify, at their last known addresses, the owner and anyone who holds this policy as collateral.

                                                    Effect of A Loan.
                                                    A loan will be transferred out of Variable Account A, and a repayment will be transferred in.  Loans and repayments will be allocated among the investment divisions in proportion to the investment base in each division as of the date of the loan or repayment.  A loan, whether or not repaid, will have a permanent effect on the death benefits and cash values.  See
                                                    How Variable Life Insurance Works.  If not repaid, the policy debt will reduce the amount of death benefit proceeds or cash value benefits.

                                                    When We Will Make The Loan.
                                                    We'll usually loan the money within 7 days after we receive a proper request.  But we may delay making the loan when we are not able to determine the amount because:
                                                    -   the NYSE is closed for trading; or
                                                    -   the SEC determines that a state of emergency exists.
                                                    If the loan is to be used to pay premiums on another Variable Life
                                                    Insurance Policy, we'll make the loan immediately.

--------------------------------------------------------------------------------------------------------------------------------
 ASSIGNMENT -- USING                                The owner can assign this policy as collateral security for a loan or
 THIS POLICY AS COLLATERAL                          other obligation.  This does not change the ownership.  But the owner's
 SECURITY                                           rights and any beneficiary's rights are subject to the terms of the assignment.  To make or release an assignment, we must receive written notice, satisfactory to us, at our service office.  We're not responsible for the validity of any assignment.

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 RIGHT TO EXCHANGE FOR                              The owner may exchange this policy for a policy with benefits that do not
 FIXED LIFE INSURANCE                               vary with investment return.  The exchange must be elected within 18 months from the date of issue.  No evidence of insurability will be required.

                                                    The owner may also exchange this policy when certain changes happen within a mutual fund.  See How Variable Life Insurance Works.

                                                    In some cases, there may be a cash adjustment on exchange.  The adjustment will be this policy's net cash value minus the new policy's tabular cash value.  If the result is positive, we will pay the owner a credit.  If the result is negative, the owner must pay us.

                                                    We'll issue the new policy on your life after we receive:
                                                    -   a proper written request;
                                                    -   this policy; and
                                                    -   any amount due us on exchange.

                                                    We will determine the amount of a cash adjustment as of the date we receive the policy and written request at our service office.

                                                    Other Facts About The New Policy.
                                                    The new policy's owner and beneficiary will be the same as those of this policy on the effective date of the exchange.  The new policy will have the same issue age, issue date, face amount, benefit riders and premium class as this policy.  The death benefit under the new policy will be the
                                                    Guaranteed Insurance Amount of this policy.
--------------------------------------------------------------------------------------------------------------------------------
                                                    PROCEEDS PAYABLE TO THE BENEFICIARY

                                                    We will pay the death benefit proceeds to the beneficiary upon your death.
                                                    The proceeds may be paid in cash or under one or more income plans.

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 DEATH BENEFIT PROCEEDS                             Death benefit proceeds include:
                                                    -   the Guaranteed Insurance Amount, plus
                                                    -   the Variable Insurance Amount, if positive, minus
                                                    -   any policy debt.

                                                    In any event, death benefit proceeds (exclusive of amount due from riders)
                                                    will be at least equal to the net cash value divided by the net premium per dollar of face amount for a Single Premium Variable Life Insurance
                                                    Policy issued at the insured's age at the date of death.  We call this the equivalent paid-up amount.

                                                    All calculations will be made as of the date of death.

--------------------------------------------------------------------------------------------------------------------------------
 HOW TO CLAIM DEATH                                 The beneficiary should contact our service office for instructions.  We'll
 BENEFITS PROCEEDS                                  usually pay the proceeds within 7 days after we receive proof of your death, and any other requirements.  But we may delay payment of that part of the death benefit that exceeds the Guaranteed Insurance Amount when we are not able to determine the Variable Insurance Amount or equivalent paid-up amount because:

                                                    -   the NYSE is closed for trading; or
                                                    -   the SEC determines that a state of emergency exists.

                                                    We will add interest to the death benefit proceeds at an annual rate of at least 3% from the date of death to the date of payment.

--------------------------------------------------------------------------------------------------------------------------------
                                                    CHOOSING AN INCOME PLAN

                                                    The owner may choose one or more income plans during your lifetime.  If, at the time of your death, no plan has been chosen for paying death benefit proceeds, the beneficiary may choose a plan within one year.  For each plan we'll issue a separate written agreement putting the plan into effect.

                                                    Our approval is needed for any plan where:
                                                    -   the person named to receive payments is other than the owner or beneficiary; or
                                                    -   the person named is not a natural person, such as a corporation; or
                                                    -   any income payment would be less than $25.

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 THE INCOME PLANS                                   There are six income plans to choose from.  They are:

                                                    Plan 1.  Income for A Fixed Period.
                                                    Payment is made in equal installments for a fixed number of years.  We guarantee each monthly payment will be at least the amount shown in the following table.  Values for annual, semiannual or quarterly payments are available on request.

                                                    Income for A Fixed Period Table
                                                    (Payments for Each $1000 Applied)

                                                    Fixed Period                            Monthly            Fixed
                                                                                                               Period
                                                                                                               Monthly
                                                    (Years)              Payment            (Years)            Payment

                                                    1                     $84.47             16                 $6.53
                                                    2                      42.86             17                  6.23
                                                    3                      28.99             18                  5.96
                                                    4                      22.06             19                  5.73
                                                    5                      17.91             20                  5.51
                                                    6                      15.14             21                  5.32
                                                    7                      13.16             22                  5.15
                                                    8                      11.68             23                  4.99
                                                    9                      10.53             24                  4.84
                                                    10                      9.61             25                  4.71
                                                    11                      8.86             26                  4.59
                                                    12                      8.24             27                  4.47
                                                    13                      7.71             28                  4.37
                                                    14                      7.26             29                  4.27
                                                    15                      6.87             30                  4.18

                                                    Plan 2.  Income for Life
                                                    Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain.  If the person named lives beyond the period certain, payments continue until his or her death.  The period certain can be 10 or 20 years.  A refund certain may be chosen instead.  Under this arrangement, income is guaranteed until payments equal the amount applied.  Other periods certain are available on request.

                                                    We guarantee each payment will be at least the amount shown in the following table.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for ages not shown are available on request.

--------------------------------------------------------------------------------------------------------------------------------
                                                    Income for Life Tables
 THE INCOME PLANS                                   (Monthly Payments for Each $1000 Applied)
 (Continued)
                                                    Payments to A Male

                                                    Age     10 Years Certain     20 Years Certain     Refund Certain

                                                    0-10        $3.24                $3.23               $3.22
                                                    15           3.32                 3.31                3.30
                                                    20           3.41                 3.40                3.39
                                                    25           3.52                 3.51                3.50
                                                    30           3.66                 3.64                3.63
                                                    35           3.84                 3.81                3.79
                                                    40           4.07                 4.00                3.99
                                                    45           4.36                 4.23                4.24
                                                    50           4.71                 4.50                4.54
                                                    55           5.14                 4.79                4.92
                                                    60           5.68                 5.10                5.39
                                                    65           6.35                 5.38                6.01
                                                    70           7.17                 5.60                6.83
                                                    75           8.07                 5.72                7.94
                                                    80           8.93                 5.75                9.48
                                                    85 & over    9.54                 5.75                 --

                              Payments to A Female

                                                    Age     10 Years Certain     20 Years Certain     Refund Certain
                                                    0-10        $3.17                $3.16               $3.15
                                                    15           3.23                 3.22                3.21
                                                    20           3.30                 3.29                3.28
                                                    25           3.39                 3.38                3.37
                                                    30           3.50                 3.49                3.48
                                                    35           3.64                 3.62                3.61
                                                    40           3.81                 3.78                3.77
                                                    45           4.04                 3.99                3.98
                                                    50           4.33                 4.23                4.24
                                                    55           4.70                 4.53                4.57
                                                    60           5.17                 4.87                4.99
                                                    65           5.80                 5.22                5.55
                                                    70           6.63                 5.51                6.32
                                                    75           7.64                 5.68                7.39
                                                    80           8.64                 5.74                8.85
                                                    85 & over    9.33                 5.75                 --


                                                    Plan 3.  Interest Payments
                                                    Amounts can be left with us to earn interest at an annual rate of at least
                                                    3%.  Interest payments can be made annually, semiannually, quarterly or monthly.

                                                    Plan 4.  Income of A Fixed Amount.
                                                    Payments of an agreed fixed amount are made annually, semiannually, quarterly or monthly.  The fixed amount per year must be at least $60 for each $1,000 of the amount applied.  The amount applied will earn interest at an annual rate of at least 3%.  Payments will continue until the amount applied and interest are fully paid.

---------------------------------------------------------------------------------------------------------------------------------
 THE INCOME PLANS                                   Plan 5.  Joint Life Income.
 (Continued)                                        This plan is available if there are two person named to received payments.
                                                    At least one of the persons named must be either the owner or beneficiary of this policy.  Monthly payments are made as long as at least one of the named persons is living.  We guarantee the payments will be at least the amount shown in the following table while both named persons are alive.
                                                    When one dies, we guarantee to continue paying the other at least 2/3rds of the amount shown.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for two males, two females, or for ages not shown in the tables will be given on request.

                                                    Joint Life Income Table
                                                    (Monthly Payments for Each $1000 Applied)

                                                                                    Female Age

                                                                         55       60     65       70      75
                                                                  -------------------------------------------
                                                                  50   $4.55    $4.76   $4.99    $5.26   $5.56
                                                                  55    4.75     4.99    5.27     5.59    5.95
                                                    Male Age      60    4.96     5.25    5.59     5.98    6.42
                                                                  65    5.18     5.53    5.94     6.43    6.99
                                                                  70    5.43     5.84    6.33     6.94    7.66
                                                                  75    5.69     6.16    6.73     7.49    8.41


                                                    Plan 6.  Annuity Plan.
                                                    An amount can be used to buy any single premium annuity we offer on the plan's effective date.  However, the annuity can be bought at a rate 3%
                                                    less than the rate new applicants pay.  Annuities combine features of guaranteed income and payment similar to plans 2 and 5.

---------------------------------------------------------------------------------------------------------------------------------
 PAYMENTS WHEN NAMED                                When the person named to received payments dies, we will pay any amount
 PERSON DIES                                        still due as provided by the plan agreement.  The amounts still due are determined as follows:
                                                    -   For plan 1, 2, or 4, any remaining guaranteed payments will be continued.  The discounted values of the remaining guaranteed payments may be paid in a single sum.  This means we deduct the amount of interest each remaining guaranteed payment would have earned had it not been paid out early.  The discount interest rate is 3% for plans 1 and 4; 3-1/2% for plan 2.
                                                    -   For plan 3, we'll pay the amount left with us and any accrued interest.
                                                    -   For plan 5, no amounts are payable after both named persons have died.
                                                    -   For plan 6, the annuity agreement will state the amount due, if any.

----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    OTHER IMPORTANT TERMS
---------------------------------------------------------------------------------------------------------------------------------

 LIMITS ON OUR CONTESTING                           We rely on the statements made in the application.  Legally, they are
 THIS POLICY                                        considered representations, not warranties.  We can contest this policy if any material statement in the application is false and a copy of that application is attached to this policy.

                                                    We won't contest this policy after it has been in effect during your lifetime for two years from the date of issue.  Nor will we contest any rider attached to this policy after the rider has been in effect during your lifetime for two years from its date of issue.

---------------------------------------------------------------------------------------------------------------------------------
 ERROR IN AGE OR SEX                                If an age or sex as stated in the application is wrong, it could mean the premium amount is wrong.  Therefore, amounts payable under this policy or its riders will be what the premium paid would have bought at the true age or sex.

---------------------------------------------------------------------------------------------------------------------------------
 SUICIDE                                            If you commit suicide within two years from the date of issue, while sane or insane, we'll pay only a limited benefit.  The limited benefit will be the amount of premium paid for this policy, minus any policy debt.

---------------------------------------------------------------------------------------------------------------------------------
 CLAIMS OF CREDITORS                                The proceeds of this policy will be paid free from creditors' claims to the extent allowed by law.

---------------------------------------------------------------------------------------------------------------------------------
 AUTHORITY TO MAKE                                  All agreements made by us must be signed by our president or a vice
 AGREEMENTS                                         president and by our secretary or an assistant secretary.  No other person, including an insurance agent or broker, can:
                                                    -   change any of this policy's terms;
                                                    -   extend the time for paying premiums; or
                                                    -   make any agreement binding on us.


---------------------------------------------------------------------------------------------------------------------------------
 ANNUAL REPORT                                      We will send the owner a report each year soon after the policy anniversary.  The report will show the death benefit, cash value, and policy debt on the anniversary and any loan interest for the prior policy year.  The report will also show the allocation of the investment base on that anniversary.

---------------------------------------------------------------------------------------------------------------------------------
 CHANGING THIS POLICY                               This policy or any benefit riders may be changed to another plan of insurance according to our rules at the time of the change or addition.

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
 REQUIRED NOTE ON OUR                               Our computation of reserves, cash values and single premiums are based on
 COMPUTATIONS                                       interest at the annual rate of 4 1/2%.  Our computations are based on mortality rates from the Commissioners 1958 Standard Ordinary Mortality
                                                    Table.  When making our computations, we assume that death claims are paid immediately.

                                                    Cash values at the end of a policy year are equal to reserves.  We determine the tabular cash values as the present value of future death benefits using the Guaranteed Insurance Amount.

                                                    We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where this policy is delivered.
                                                    The values are not less than those required by the law of that state or jurisdiction.  Any benefit provided by an attached rider will not increase these values unless stated in that rider.  Expense and mortality risks of
                                                    Monarch shall not adversely affect the dollar amount of insurance benefits or cash values.

---------------------------------------------------------------------------------------------------------------------------------
 SINGLE PREMIUM VARIABLE                            Variable life insurance is payable upon the death of the insured.  Death
 LIFE INSURANCE POLICY - NO                         benefit is subject to a guaranteed minimum.  Guaranteed minimum, equal to
 POLICY DIVIDENDS                                   policy's face amount during the first policy year, increases by 3% a year thereafter.  Single premium.  Investment return is reflected in policy benefits.

             APPLICATION FOR SINGLE PREMIUM VARIABLE LIFE INSURANCE
       MONARCH LIFE INSURANCE COMPANY         SPRINGFIELD, MASSACHUSETTS


====================================================================================================================================
I.       THE PROPOSED INSURED                                     VII.     INSURABILITY

Name: Mr. x  Mrs. [ ]  Miss [ ]  Ms. [ ]  Other [ ]____________   Name and phone of person to be contacted to set up any examination
RICHARD ROE                                                       RICHAR ROE (413) 555-1000
------------------------------------------------------------------------------------------------------------------------------------
Street                                                            1.   In the past 5 years, has the proposed insured:
80 ANY STREET                                                     -    had heart or kidney trouble, stroke, high blood pressure,
--------------------------------------------------------------         diabetes, or cancer?
City                      State                    Zip                 Yes  [ ]             No  x
SPRINGFIELD              MA                         01133
--------------------------------------------------------------    -    been hsoptialized for any reason?
Phone           Social Security Number     Marital Status              Yes  [ ]             No  x
(413) 555-1000         000-00-0000             MARRIED
--------------------------------------------------------------    -    received medical or surgical treatment or advice for any
Height              Weight           Age   Sex                         ailment, sickness or injury?  (Ignore colds, minor virus,
5 FT 11 IN               170 LBS               35       MALE           minor injury or normal pregnancy)
                                                                       Yes  [ ]             No  x
--------------------------------------------------------------
Birthdate        State of Birth            Resident State
OCT. 7, 1946             NY                      MA               If the answer to any questions above is "yes," please give details
--------------------------------------------------------------    below.  Use Remarks section for additional answers, if any.
Occupation and Duties
ADA ASSOCIATES - MANAGER                                          Condition                                  Date
------------------------------------------------------------------------------------------------------------------------------------

II.  BASIC COVERAGE                                               Treatment or Advice
                                                                  ------------------------------------------------------------------
     [ ] Single Premium           x  Face Amount
                                                                  Physician/Hospital
                                                                  ------------------------------------------------------------------
     $______________      or      $   100,000
                                   -------------------

Amount Paid $ 64, 193.28                                          Address
            -----------------
------------------------------------------------------------------------------------------------------------------------------------

III.     THE BENEFICIARY                                          2.   Has the proposed insured:
--------------------------------------------------------------    -    flown other than as a passenger in the past year?
(Give full names and relationship to the insured and any               Yes  [ ]             No  x
contingent beneficiary)                                                If "yes," what is the average number of hours flown each
                                                                       year?
                                                                       What type of license is used?
ROBERTA ROE, WIFE                                                 Student  [ ]     Commercial  [ ]    Other  [ ]
--------------------------------------------------------------                                                  --------
                                                                                                      Hours
--------------------------------------------------------------                                             ------

--------------------------------------------------------------    -    engaged in during the past year or have plans to engage in during the next two years any of the following
--------------------------------------------------------------         activities:  hang-gliding, skydiving or motor-vehicle racing?
                                                                       Yes  [ ]             No  x
--------------------------------------------------------------

                                                                  3.   Is the proposed insured now doing his or her regular
                                                                       occupation full-time at the usual place?  (A full-time
                                                                       housewife or student should answer "yes")
                                                                       Yes  x               No  [ ]
------------------------------------------------------------------------------------------------------------------------------------

IV.  THE OWNER                                                    VIII.    IMPORTANT NOTES
------------------------------------------------------------------------------------------------------------------------------------

Name     (Complete this section if the owner is other than the    The full net premium will be allocated to investment division 1
         insured)                                                 (money reserve portfolio).  After the free look period, the owner
--------------------------------------------------------------    may reallocate the investment base among the investment divisions.
Relationship to Insured                   Social Security Number  On request, we will furnish illustrations of benefits, including death benefits and cash values, forth the VLI policy applied for
--------------------------------------------------------------    and a fixed life insurance policy for the same single premium.
Address
--------------------------------------------------------------
                                                                  The death benefit under a VLI policy may increase or decrease on
--------------------------------------------------------------    each policy anniversary, depending on the investment return for
Contingent Owner                                                  the policy.  Regardless of investment return, the death benefit can never be less than the Guaranteed Insurance Amount.  The cash value increase or decrease on any day, depending on the investment return for the policy.  No minimum cash value is guaranteed.
------------------------------------------------------------------------------------------------------------------------------------

V.   SUITABILITY                                                  IX.  AGREEMENT AND SIGNATURES
------------------------------------------------------------------------------------------------------------------------------------

1.   Did the owner receive the prospectus?  Date of Prospectus    To the best of my knowledge and belief, all answers and statements
     and/or Supplement                                            in the application and any required supplements are complete and
     Yes  x               No  [ ]     9/30/91                     true and may be relied on in determining whether to issue the policy.  I agree they will form a part of any policy of insurance
2.   Does the owner understand that:                              to be issued.
-    the death benefit (exclusive of optional benefits) may
     increase or decrease depending on the policy's investment    I agree that no policy will take effect unless:
     return, but will never be less than the guaranteed minimum?  -  a policy is delivered to the owner and the first premium is
     Yes  x               No  [ ]                                 paid while the proposed insured is living; and
                                                                  -  the answers and statements in the application and any required
-    the cash value may increase or decrease on the investment    supplements continue to be complete and true at the time of such
     return?                                                      payment and delivery.
     Yes  x               No  [ ]
                                                                  I understand that no agent or medical examiner has authority to
3.   Does the owner believe that this policy will meet insurance  modify this agreement or to waive any of Monarch's rights or
     needs and financial objectives?                              requirements.
     Yes  x               No  [ ]

4.   Will this policy replace an existing insurance or annuity?
     Yes  [ ]             No  x
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VI.  REMARKS                                                      Date                              City                   State
                                                                  OCT. 1, 1981                    SPRINGFIELD,                MA
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                                                                  Proposed Insured
                                                                  X    RICHARD ROE
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                                                                  Applicant
                                                                  X
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                                                                  Agent
                                                                  X    JOHN Q AGENT
====================================================================================================================================

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 1.   Did the owner receive the prospectus?  Date of Prospectus  To the best of my knowledge and belief, all answers and statements
      and/or Supplement                                          in the application and any required supplements are complete and
      Yes  [ ]             No  [ ]                               true and may be relied on in determining whether to issue the policy.  I agree they will form a part of any policy of insurance
 2.   Does the owner understand that:                            to be issued.
 -    the death benefit (exclusive of optional benefits) may
      increase or decrease depending on the policy's investment  I agree that no policy will take effect unless:
      return, but will never be less than the guaranteed         -  a policy is delivered to the owner and the first premium is paid
      minimum?                                                   while the proposed insured is living; and
      Yes  [ ]             No  [ ]                               -  the answers and statements in the application and any required supplements continue to be complete and true at the time of such
 -    the cash value may increase or decrease on the investment  payment and delivery.
      return?
      Yes  [ ]             No  [ ]                               I understand that no agent or medical examiner has authority to modify this agreement or to waive any of Monarch's rights or
 3.   Does the owner believe that this policy will meet          requirements.
      insurance needs and financial objectives?
      Yes  [ ]             No  [ ]

 4.   Will this policy replace an existing insurance or
      annuity?
      Yes  [ ]             No  [ ]

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 VI.  REMARKS                                                    Date                              City                      State

------------------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed Insured
                                                                 X
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Applicant
                                                                 X
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Agent
                                                                 X
====================================================================================================================================





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